                                                                 EXHIBIT 3.1


                       CERTIFICATE AMENDING AND RESTATING
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                BIO-PLEXUS, INC.

     It is hereby certified that:

     FIRST: The name of the Corporation is BIO-PLEXUS, INC.

     SECOND: The Certificate of Incorporation of BIO-PLEXUS, INC. is restated and superseded pursuant to Section 33-362(d) of the Connecticut General Statutes by the following resolution:

     RESOLVED, That the Certificate of Incorporation of the Corporation be, and hereby is, amended and restated to read as follows:

                                   ARTICLE I
                                      NAME

     The name of the Corporation is BIO-PLEXUS, INC.


                                  ARTICLE II
                                   PURPOSES

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act of the State of Connecticut, as the same may be amended from time to time.


                                  ARTICLE III
                                 CAPITALIZATION

     The aggregate number of shares which the Corporation shall have authority to issue is One Million Twenty Thousand (1,020,000), which are divided into three classes: (i) One Hundred Fifty Thousand (150,000) shares of Preferred Stock, without par value, (the "Preferred Stock"); (ii) Eight Hundred Fifty Thousand (850,000) shares of Common Stock, without par value (the "Common Stock"); and (iii) Twenty Thousand (20,000) shares of Class A Common Stock, without par value (the "Class A Common Stock").

                                   ARTICLE IV
                        RELATIVE RIGHTS AND PREFERENCES

      The relative rights, preferences and limitations of the shares of Common Stock, Class A Common Stock, and Preferred Stock (to the extent fixed by this Certificate of Incorporation) are as follows:

      A.    Common Stock.

            Each issued and outstanding share of Common Stock shall entitle the holder thereof to one vote on any matter submitted to the shareholders of the Corporation for action.

      B.    Class A Common Stock

            1. Liquidation -- Holders of shares of Class A Common Stock shall not be entitled to participate in any distribution of the net assets of the Corporation upon a liquidation, dissolution or winding up of the affairs of the Corporation, whether such liquidation, dissolution or winding up is voluntary or involuntary.

             2. Voting Rights -- Each issued and outstanding share of Class A Common Stock shall entitle the holder thereof to one hundred
                  (100) votes on any matter submitted to the shareholders of the Corporation for action. If at any time the Corporation shall pay a stock dividend or distribution on its Common Stock or Preferred Stock, or split, subdivide, or combine the outstanding shares of its Common Stock or Preferred Stock, the number of votes which a share of Class A Common Stock shall entitle the holder thereof to exercise shall be proportionately adjusted as of the date after the record date for such dividend, distribution, split, subdivision or combination so as to maintain the relative voting power of the Class A Common Stock which existed prior to the occurrence of such event.

             3. Dividends -- Holders of shares of Class A Common Stock shall not be entitled to receive dividends on such shares.

             4. Redemption -- On January 1, 2003 and at any time thereafter, the Corporation may call for redemption, and redeem, all of the issued and outstanding shares of Class A Common Stock at a redemption price of One Dollar ($1.00) per share.

                  Notice of redemption shall be sent by first class mail, postage pre-paid, to each holder of record of the shares of Class A Common Stock not less than ten (10) nor more than twenty (20) days prior to the date of redemption. In the event that such notice is given, the Corporation shall be obligated to redeem such shares on the date specified in the notice and for the redemption price specified herein. All shares of Class A Common Stock must be redeemed at one time. Upon redemption and payment as provided herein, the holders of shares of Class A Common Stock shall have no further right or interest in such shares.

                  If on or before the redemption date, the funds necessary for such redemption have been set aside by the Corporation and deposited with a bank or trust company, in trust for the pro rata benefit of the holders of the shares of Class A Common Stock, then, notwithstanding that any certificates for shares that have been called for redemption have not been surrendered, the shares represented thereby shall no longer be deemed outstanding from and after the redemption date, and all rights of holders in such shares shall forthwith, after the redemption date, cease and terminate except for the right to receive the redemption funds to which they are entitled, but without interest. Any interest accrued on funds deposited and unclaimed, shall be paid to the Corporation from time to time. In case the holders of shares of Class A Common Stock which have been called for redemption have not, within six years after the redemption date, claimed the amounts so deposited for such redemption, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for payment thereof.

      C.     Preferred Stock.

             1. Liquidation -- In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Preferred Stock shall entitle the holder of record thereof to payment at the rate of $20.00 per share (subject to adjustment as provided herein), or at a rate otherwise established by the Board of

                        Directors of the Corporation, before any payment or distribution of the net assets of the Corporation shall be made to or set apart for the holders of record of the issued and outstanding shares of Common Stock in respect of said shares of Common Stock. The preferential amount set forth herein shall be appropriately adjusted for stock splits and stock dividends, stock combinations, recapitalizations, and other changes to the capital structure of the Corporation. After setting apart or paying in full the preferential amounts aforesaid to the respective holders of record of the issued and outstanding shares of Preferred Stock, the remaining net assets, if any, shall be distributed exclusively to the holders of record of the issued and outstanding shares of Common Stock, each issued and outstanding share of Common stock entitling the holder of record thereof to receive an equal proportion of said remaining net assets. If the net assets of the Corporation shall be insufficient to pay in full the preferential amounts to which the holders of record of all the outstanding shares of Preferred Stock are respectively entitled as aforesaid, the entire net assets of the Corporation shall be distributed ratably to the holders of all the outstanding shares of Preferred Stock in proportion to the full amounts to which they are respectively entitled, and the holders of shares of Common Stock shall in no event be entitled to participate in the distribution of said net assets in respect of their shares of Common Stock. Without excluding any other proceeding which does not in fact effect a liquidation, dissolution, or winding up of the Corporation, a merger or consolidation of the Corporation into or with any other corporation, a merger of any other corporation into the Corporation, or a sale, lease, mortgage, pledge, exchange, transfer or other disposition by the Corporation of all or substantially all of its assets shall not be deemed, for the purposes of this paragraph, to be a liquidation, dissolution, or winding up of the Corporation.

                2. Voting Rights - Each issued and outstanding share of Preferred Stock shall entitle the holder thereof to one vote on any matter submitted to the shareholders of the Corporation for action.

3.      Conversion.

        (a) Optional Conversion. Subject to the terms and conditions herein contained, any or all of the shares of Preferred Stock shall be convertible at any time and from time to time, at the option of each holder of record thereof, into fully paid and nonassessable shares of Common Stock upon surrender to the Corporation or its designee of the certificate or certificates representing the shares of Preferred Stock to be converted, together with at least ten (10) days prior written notice of the election to convert; and, upon receipt by the Corporation or its designee of such surrendered certificate or certificates, such holder shall be entitled to receive a certificate or certificates representing the share(s) of Common Stock into which such share(s) of Preferred Stock are convertible, and such holder shall be deemed to be a holder of record of said shares of Common Stock as of the expiration of ten
(10) days from the time of said receipt by the Corporation or its designee.

        (b) Mandatory Conversion. All of the shares of Preferred Stock shall be automatically converted, immediately and without further action of the holder, into fully paid and non-assessable shares of Common Stock, upon the Board of Directors of the Corporation voting to authorize any of the following actions:

                (i) a merger or consolidation of the Corporation into, or with, another corporation;

               (ii) the sale of all or substantially all of the assets of the Corporation;

              (iii) the sale of shares of Common Stock or Preferred Stock pursuant to a registered public offering; and

               (iv) the amendment of this Certificate of Incorporation to effect a financing for the Corporation.

        Promptly upon written notice by the Corporation to the holder of record of shares of Preferred Stock notifying such holder of the automatic conversion of such shares, the holder thereof shall surrender to the Corporation or its designee, the certificate or certificates representing such shares and upon receipt by the Corporation or its designee of such surrendered certificate or certificates, such holder shall be entitled to receive a certificate or certificates representing share(s) of Common Stock into which such shares of Preferred Stock have been converted.

        (c) Adjustment. The number of shares of Common Stock into which a share of Preferred Stock may be converted shall be adjusted upon the Corporation (1) declaring a dividend payable in shares of Common Stock; (2) sub-dividing the outstanding shares of Common Stock; (3) combining the outstanding shares of Common Stock; or (4) issuing any securities by recapitalization or reclassification of the shares of Common Stock. The conversion rate in effect immediately before the happening of that one of the foregoing events which shall have happened shall be proportionately increased or decreased, as the case may require. Such adjustment shall be effective immediately after the opening of business on the day next following the record date for determination of holders of Common Stock entitled to receive such dividend or the day upon which each subdivision, combination or reclassification shall become effective.

        (d) Conversion Rate, Cancellation, Reservation of Shares. The basis for conversion of shares of Preferred Stock to Shares of Common Stock shall be one (1) share of Common Stock for each share of Preferred Stock which is converted, subject to adjustment as provided above. Any shares of Preferred Stock which have been converted shall be cancelled. Except as such requirement may otherwise be dispensed with by law, the Board of Directors of the Corporation shall at all times reserve a sufficient number of authorized but unissued, shares of Common Stock, which shall be issued only in satisfaction of the conversion rights and privileges aforesaid.

                                   ARTICLE V
                               PREEMPTIVE RIGHTS

        The shareholders shall have no preemptive rights, as such rights are described in Section 33-343 of the Connecticut Stock Corporation Act, in any shares, warrant, right, convertible security, or other security however described, issued by the Corporation.

                                   ARTICLE VI
                               PERSONAL LIABILITY

        The personal liability of a director to the Corporation or its shareholders for monetary damages for breach of duty as a director shall be limited to an amount that is equal to the compensation received by the director for serving the Corporation during the year of the violation if such breach did not: (a) involve a knowing and culpable violation of law by the director; (b) enable the director or an associate, as defined in subdivision
(3) Section 33-374d of the Connecticut General Statutes, to receive an improper personal economic gain; (c) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation; (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation; or (e) create liability under Section 33-321 of the Connecticut General Statutes.

                                  ARTICLE VII
                                 STATED CAPITAL

        The minimum amount of stated capital with which the Corporation shall commence business is One Thousand Dollars ($1,000.00).

        THIRD: This Restated Certificate of Incorporation shall give effect to the new amendments set forth herein and purports to restate all those provisions now in effect not being amended by such new amendments.

        FOURTH: This Restated Certificate of Incorporation was adopted by the greatest vote which would have been required to amend any provision of the Certificate of Incorporation as in effect before such vote and supersedes such Certificate of Incorporation.

        FIFTH: The manner of adopting the resolution was by the board of directors and shareholders pursuant to Section 33-360 of the Connecticut General Statutes. No shares are required to be voted as a class; the shareholder's vote was as follows:

                Vote Required For Adoption: 207,970
                Vote Favoring Adoption:     305,513

        We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

        Dated at Tolland, Connecticut, this 12th day of October, 1992.


/s/ Carl R. Sahi                            /s/ Susan B. Pellerin
---------------------------------           ------------------------------------
Carl R. Sahi,                               Susan B. Pellerin,
President                                   Assistant Secretary

                            CERTIFICATE AMENDING THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                BIO-PLEXUS, INC.

It is hereby certified that:

        FIRST:  The name of the Corporation is BIO-PLEXUS, INC.

        SECOND: The Certificate of Incorporation of the Corporation is amended pursuant to Connecticut General Statute Section 33-360 by the following resolution:

        RESOLVED, that the Certificate of Incorporation of Bio-Plexus, Inc. be, and hereby is, amended as follows:

        1.      Article III Capitalization is amended to read as follows:

                                  ARTICLE III

                                 CAPITALIZATION

                The aggregate number of shares which the Corporation shall have authority to issue is Ten Million Twenty Thousand (10,020,000), which are divided into two classes: (i) Ten Million (10,000,000) shares of Common Stock, without par value (the "Common Stock"); and (ii) Twenty Thousand (20,000) shares of Class A Common Stock, without par value (the "Class A Common Stock").

        2. Article IV Relative Rights and Preferences, the introductory language is amended to read as follows:

                        The relative rights, preferences and limitations of the
                shares of Common Stock and Class A Common Stock are as follows:

        3. Article IV, Section B.2, Class A Common Stock, Voting Rights is amended to read as follows:

                2. Voting Rights -- Each issued and outstanding share of Class A Common Stock shall entitle the holder thereof to one hundred (100) votes on any matter submitted to the shareholders of the Corporation for action. If at any time the Corporation shall pay a stock dividend or distribution on its Common Stock or split, subdivide, or combine the outstanding shares of its Common Stock, the number of votes which a share of Class A Common Stock shall entitle the holder thereof to exercise shall be proportionately adjusted as of the date after the record date for such dividend, distribution, split, subdivision or combination so as to maintain the relative voting power of the Class A Common Stock which existed prior to the occurrence of such event.

        4. Article IV, Section B.4, Class A Common Stock, Redemption, the first full paragraph is amended to read as follows:

                4. Redemption -- The Corporation shall call for redemption and redeem on January 1, 1998 all shares of Class A Common Stock which remain outstanding on that date at a redemption price of One Dollar ($1.00) per share. Notice of redemption shall be sent by first class mail, postage pre-paid, to each holder of record of the shares of Class A Common Stock not less than ten (10) nor more than twenty (20) days prior to the date of redemption. Such notice shall direct such holder to surrender the certificate representing the shares of Class A Common Stock in exchange for payment of the redemption price. Upon redemption and payment as provided herein, the holders of shares of Class A Common Stock shall have no further right or interest in such shares.

        5. Article IV, Section C, Preferred Stock is deleted and conforming changes made to the balance of the Certificate of Incorporation reflecting the elimination of the class of Preferred Stock.

        THIRD: The foregoing resolutions were adopted pursuant to Connecticut General Statute Section 33-360 by the Board of Directors and shareholders of the Corporation.

        FOURTH: The aggregate number of shares issued and outstanding is 492,178. The issued and outstanding shares are divided into: 472,178 shares of Class Common Stock and 20,000 shares of Class A Common Stock. Holders of Class Common Stock and Class A Common Stock have the right to vote separately as a class. Each share is entitled to one vote in each class vote. Holders of Class A Common Stock have 100 votes for each share of Class A Common Stock in each vote of the shareholders voting as a single class. The shareholders vote on the amendment was as follows:

        *       Common Shareholders

                        Vote required for adoption: 236,090
                        Vote favoring adoption: 308,649

        *       Class A Common Shareholders

                        Vote required for adoption: 10,001
                        Vote favoring adoption: 20,000

        *       All Shareholders
                        Vote required for adoption: 1,236,090
                        Vote favoring adoption: 2,308,649

        FIFTH: The Corporation has as at least one hundred recordholders as defined in subsection a of Section 33-311a of the Connecticut General Statutes.

        We hereby declare under penalties of false statement that the statements made in the foregoing Certificate are true.

        Signed in Tolland, Connecticut, this 22nd day of October, 1993.



/s/ Carl R. Sahi                                /s/ Susan B. Pellerin
------------------------------                  ------------------------------
Carl R. Sahi                                    Susan B. Pellerin
President                                       Assistant Secretary



     F I L E D
DATE OF CONNECTICUT

   OCT 27, 1993

/s/   [illegible]
---------------------------
SECRETARY OF THE STATE
                     A.M.
[illegible] Time  2  P.M.
-----------      ---
                                     - 3 -

CERTIFICATE AMENDING OR RESTATING CERTIFICATE OF INCORPORATION
61-38 Rev. 9/90
Stock Corporation

                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE
                               30 TRINITY STREET
                               HARTFORD, CT 06106

-------------------------------------------------------------------------------
1.  Name of Corporation (Please enter name within lines)

    Bio-Plexus, Inc.
-------------------------------------------------------------------------------
2.  The Certificate of Incorporation is: (Check one)

    [X]  A.  Amended only, pursuant to Conn. Gen. Stat. Section 33-360.

    [ ] B. Amended only, to cancel authorized shares (state number of shares to be cancelled, the class, the series, if any, and the par value, P.A. 90-107.)

    [ ]  C.  Restated only, pursuant to Conn. Gen. Stat. Section 33-362(a).

    [ ]  D.  Amended and restated, pursuant to Conn. Gen. Stat. Section
             33-362(c).

    [ ]  E.  Restated and superseded pursuant to Conn. Gen. Stat. Section
             33-362(d).

    Set forth here the resolution of amendment and/or restatement. Use an 8 1/2 X 11 attached sheet if more space is needed. Conn. Gen. Stat.
    Section 1-9.

       RESOLVED, that Article III, Capitalization of the Certificate of Incorporation of the Company be, and hereby is, amended to increase from Ten Million (10,000,000) to Twelve Million (12,000,000) the number of shares of Common Stock, without par value, which the Company shall have authority to issue.



    (If 2A or 2B is checked, go to 5 & 6 to complete this certificate. If 2C or 2D is checked, complete 3A or 3B. If 2E is checked, complete 4.)

3.  (Check one)  N/A

    [ ] A. This certificate purports merely to restate but not to change the provisions of the original Certificate of Incorporation as supplemented and amended to date, and there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented and amended to date, and the provisions of this Restated Certificate of Incorporation. (If 3A is checked, go to 5 & 6 to complete this certificate.).

    [ ] B. This Restated Certificate of Incorporation shall give effect to the amendment(s) and purports to restate all those provisions now in effect not being amended by such new amendment(s). (If 3B is checked, check 4, if true, and go to 5 & 6 to complete this Certificate.)

4.  (Check, if true)  N/A

    [ ] This restated Certificate of Incorporation was adopted by the greatest vote which would have been required to amend any provision of the Certificate of Incorporation as in effect before such vote and supersedes such Certificate of Incorporation.

The manner of adopting the resolution was as follows: (Check one A, or B, or C)

[X]     A.      By the board of directors and shareholders, pursuant to Conn.
                Gen. Stat. Section 33-360. Vote of Shareholders: (Check (i) or
                (ii), and check (iii) if applicable.)

                (i) [ ] No shares are required to be voted as a class; the shareholder's vote was as follows:

                Vote Required for Adoption ______________________________

                Vote Favoring Adoption __________________________________

                (ii) [X] There are shares of more than one class entitled to vote as a class. The designation of each class required for adoption of the resolution and the vote of each class in favor of adoption were as follows:
                (Use an 8 1/2 x 11 attached sheet if more space is needed. Conn. Gen. Stat. Sections 1-9.)

                See Exhibit 1.

                (iii) [X] Check here if the corporation has 100 or more recordholders, as defined in Conn. Gen. Stat. Section 33-311a(a).

[ ]     B.      By the board of directors acting along, pursuant to Conn. Gen.
                Stat. Sections 33-360)b)(2) or 33-362(a).

                The number of affirmative votes required to adopt such resolution is: _________________________

                The number of directors' votes in favor of the resolution was: _____________________________

We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true:


     (Print or Type)            Signature               (Print or Type)         Signature
-------------------------------------------------------------------------------------------------------
Name of Pres.                                           Name of Sec.
Carl R. Sahi                    /s/ Carl R. Sahi        Nancy S. Lautenbach     /s/ Nancy S. Lautenbach
-------------------------------------------------------------------------------------------------------

[ ]     C.      The corporation does not have any shareholders. The resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers for shares of the corporation. If there are no subscribers, state NONE below.

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

-------------------------------------------------------------------------------
Signed Incorporator         Signed Incorporator         Signed Incorporator

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Signed Subscriber           Signed Subscriber            Signed Subscriber

-------------------------------------------------------------------------------
           (Use an 8 1/2 x 11 attached sheet if more space is needed.
                         Conn. Gen. Stat. Sections 1-9)


6. Dated at Vernon, CT this 30th day of July, 1996.

                                Rec, CC, GS: (Type or Print)

                                -----------------------------------------------

                                Pepe & Hazard  Attn: A.C. Brown
                                Goodwin Square
                                Hartford, CT 06102-4302

                                Please provide filer's name and complete address for mailing receipt.

                                   Exhibit 1

A vote of holders of not less than a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation was required to adopt the foregoing resolution. Each holder of shares of Common Stock was entitled to one vote for each share and each holder of shares of Class A Common Stock was entitled to five hundred votes for each share. 8,446,318 votes represent a majority of the voting power of the issued and outstanding shares of capital stock. 15,921,489 votes were cast to adopt the resolution.

        The vote of holders of not less than a majority of the voting power of the issued and outstanding shares of Common Stock was required to adopt the foregoing resolution. Each holder of shares of Common Stock was entitled to one vote for each share in such class vote. 3,446,318 votes represent a majority of the voting power of the issued and outstanding shares of Common Stock. 5,921,489 votes were cast to adopt the resolution.

        The vote of holders of not less than a majority of the voting power of the issued and outstanding shares of Class A Common Stock was required to adopt the foregoing resolution. Each holder of shares of Class A Common Stock was entitled to one vote for each share in such class vote. 10,001 votes represent a majority of the voting power of the issued and outstanding shares of Class A Common Stock. 20,000 votes were cast to adopt the resolution.


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